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                                                                      Exhibit 21



                           FOUNTAIN OIL INCORPORATED

                             LIST OF SUBSIDIARIES

                            As of December 31, 1997


                 Name                              Jurisdiction of Incorporation
------------------------------------------------   -----------------------------
Electromagnetic Oil Recovery International, Inc.         Alberta, Canada

Focan Ltd.                                               Alberta, Canada

Fountain Oil Adygea Incorporated                         Delaware

Fountain Oil Boryslaw Incorporated                       Delaware

Fountain Oil Boryslaw Limited                            Cyprus

Fountain Oil Norway AS                                   Norway

Fountain Oil Production Incorporated                     Delaware

Fountain Oil Services Ltd.                               Bermuda

Fountain Oil Ukraine Ltd.                                Alberta, Canada

Fountain Oil U.S., Inc.                                  Oklahoma

Gastron International Ltd.                               British Virgin Islands

Uentech Corporation                                      Oklahoma

UK-RAN Oil Corporation                                   Alberta, Canada